Exhibit 5.1

August 7, 2025

AVITA Medical, Inc.

28159 Avenue Stanford, Suite 220

Valencia, CA 91355

Ladies and Gentlemen:

We have acted as counsel to AVITA Medical, Inc., a Delaware corporation (the “Company”), in connection with the issuance and sale by the Company today of 400,000 shares (the “Shares”) of common stock, par value $0.0001 per share, of the Company (“Common Stock”), pursuant to the Waiver and Fifth Amendment to Credit Agreement, dated as of August 7, 2025 (the “Fifth Amendment”), which Fifth Amendment amends that certain Credit Agreement, dated as of October 18, 2023, as the Borrower (as defined therein), and ORCO IV LLC and ORBIMED ROYALTY & CREDIT OPPORTUNITIES IV OFFSHORE LP, as the Lenders (as defined therein, the “Lenders”), and ORCO IV LLC, as the Administrative Agent (as defined therein), as amended by that certain Waiver and First Amendment to Credit Agreement, dated as of November 30, 2023, as amended by that certain Second Amendment to Credit Agreement, dated as of May 28, 2024, as amended by that certain Third Amendment to Credit Agreement, dated as of November 7, 2024, as amended by that certain Fourth Amendment to Credit Agreement, dated as of February 13, 2025, as modified by that certain Waiver, effective as of March 31, 2025, and as modified by that certain Waiver, effective as of June 30, 2025 (as so amended and modified, the “Credit Agreement”). In accordance with the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations promulgated thereunder, the Company has prepared and filed with the Securities and Exchange Commission (the “Commission”), the registration statement on Form S-3 (File No. 333-271276), filed with the Commission under the Securities Act of 1933, as amended (the “Securities Act”), including each of the Company’s reports that have been filed with the Commission under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and that are incorporated by reference in such registration statement (the “Registration Statement”), and the base prospectus, dated April 25, 2023 (the “Base Prospectus”), insofar as it pertains to the offering of the Shares, as supplemented by the prospectus supplement, dated August 7, 2025, relating to the offering of the Shares, to be filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act (the “Prospectus”).

This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5)(i) of Regulation S-K under the Securities Act.

In connection with rendering the opinions set forth below, we have examined (i) the Registration Statement; (ii) the Base Prospectus base prospectus dated April 25, 2023 included in the Registration Statement; (iii) the Prospectus; (iv) the Fifth Amendment; (v) the Credit Agreement; (vi) the Certificate of Incorporation of the Company as filed with the Secretary of State of the State of Delaware on April 17, 2020, as amended by the Certificate of Amendment of Certificate of Incorporation as filed with the Secretary of State of the State of Delaware on December 2, 2020 (the “Certificate of Incorporation”), (vii) the Amended and Restated Bylaws of the Company, adopted and effective as of May 15, 2025 (the “Bylaws” and, together with the Certificate of Incorporation, the “Company Organizational Documents”), (viii) resolutions adopted by the Company’s Board of Directors (the “Board of Directors”) on August 6, 2025 (the “Resolutions”), relating to the issuance and sale of the Shares pursuant to the Fifth Amendment, (ix) a certificate of good standing with respect to the Company obtained from the Secretary of State of the State of Delaware on August 6, 2025 (the “Good Standing Certificate”), and (x) a fact certificate executed and delivered by an officer of the Company with respect to certain matters (the “Fact Certificate”).

For purposes of this opinion letter, we have not examined any documents other than the documents listed above and assume there exists no provision in any document relating to the matters covered by our opinions below that we have not examined that is inconsistent with the documents listed above or our opinions below. We have conducted no independent factual investigation of our own but rather have relied solely upon our examination of the aforesaid documents, the statements and information set forth therein, including, without limitation, the representations and warranties of the parties to the parties made in the documents listed above and the additional matters recited or assumed in this opinion letter, all of which we assume to be true, complete and accurate in all respects. We have not independently established any of the facts so relied on.

For the purposes of this opinion letter we have made assumptions that are customary in opinion letters of this kind, including the assumptions that each document examined by us is accurate and complete, that each such document that is an original is authentic, that each such document that is a copy conforms to an authentic original, that all signatures on each such document are genuine, that no changes in the facts certified in the Fact Certificate have occurred or will occur after the date of the Fact Certificate and the legal capacity of all natural persons. We have further assumed that, except as expressly opined below as to the Company: (a) each party to the documents examined by us (i) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, (ii) has the legal capacity, power and authority to execute, deliver, and perform its obligations under such documents, (iii) has taken all action necessary to duly authorize the execution and delivery of, and the performance of its obligations under, such documents, and (iv) has duly executed and delivered such documents; and (b) each of the documents examined by us constitutes the legal, valid, and binding obligation of each party thereto, enforceable against each such party in accordance with its terms.

In rendering our opinions below, we also have assumed that: (a) the issuance of all Shares will be duly recorded in the Company’s stock ledger upon issuance; (b) in accordance with Section 158 of the General Corporation Law of the State of Delaware (the “DGCL”), the Shares will be evidenced by certificates, duly executed and delivered, or the Board of Directors will adopt resolutions providing that all shares of Common Stock shall be uncertificated prior to the issuance of the Shares and, within a reasonable time after the issuance of any such Shares, the registered owner of such Shares will be given notice in writing or by electronic transmission in compliance with Section 151(f) of the DGCL; (c) there are no contracts with one or more current or prospective stockholders of the Company (or one or more beneficial owners of stock of the Company), in its or their capacity as such, within the meaning of Section 122(18) of the DGCL; (d) the consideration for the issuance of the Shares pursuant to the Fifth Amendment will equal or exceed the then par value of a share of Common Stock; and (e) the issuance of the Shares will not (A) have the effect, directly or indirectly, of increasing the proportionate shares of stock or securities convertible into stock, in each case, of the Company held by an interested stockholder (within the meaning of Section 203(c) of the DGCL) or (B) confer a benefit, directly or indirectly (except proportionately as a stockholder of the Company) of any loans, advanced, guarantees, pledges or other financial benefits (other than those expressly permitted in paragraphs (c)(3)(i)-(iv) of Section 203 of the DGCL) on an interested stockholder (within the meaning of Section 203(c) of the DGCL). We have not verified any of the foregoing assumptions.

Our opinion set forth below is limited to the General Corporation Law of the State of Delaware (the “DGCL”) and reported judicial decisions interpreting the DGCL. We express no opinion as to the laws, rules or regulations of any other jurisdiction, including, without limitation, the federal laws of the United States of America or any state securities or blue sky laws; we express no opinion with respect to the Corporate Transparency Act.

The Shares have been duly authorized for issuance by the Company and, upon issuance by the Company in consideration of the Lenders’ execution and delivery of the Fifth Amendment in accordance with the terms of the Fifth Amendment, will be validly issued, fully-paid and non-assessable.

We hereby consent to the filing of this opinion letter with the Commission as Exhibit 5.1 to the Company’s Current Report on Form 8-K and to the reference to this firm under the heading “Legal Matters” in the Prospectus Supplement. In giving this consent, we do not hereby admit that we are experts with respect to any part of the Registration Statement within the meaning of the term “expert” as used in Section 11 of the Securities Act or the rules and regulations promulgated thereunder by the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC promulgated thereunder.

Yours truly,

/s/ K&L Gates LLP